Exhibit 99

                 PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


February 14, 2007

FOR IMMEDIATE RELEASE
Contact: Dana C. Gavenda, Chief Executive Officer
FSB Community Bankshares, Inc.
Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                     ANNOUNCES QUARTERLY AND ANNUAL RESULTS


Fairport, New York, February 14, 2008: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported a net loss of $33,000 for the quarter ended December 31, 2007 compared to net income of $42,000 for the quarter ended December 31, 2006. The Company's net interest margin for the quarter ended December 31, 2007 decreased 14 basis points to 2.21% from 2.35% for the quarter ended December 31, 2006.

For the year ended December 31, 2007, the Company reported a net loss of $281,000 compared to net income of $233,000 for the year ended December 31, 2006. The net loss for 2007 resulted primarily from the compression of the net interest margin due to the relatively flat or inverted yield curve that existed for most of the year, the Company's higher level of other non-interest expenses reflecting the January 2007 opening of a branch office in Irondequoit, New York, and additional other non-interest expenses related to the conversion and ongoing operation as a public company.

At December 31, 2007, the Company had $167.6 million in consolidated assets and $119.2 million in deposits. Stockholders' equity at December 31, 2007 was $20.1 million, or 12.02% of assets. Total deposits increased $10.6 million to $119.2 million at December 31, 2007 from $108.6 million at December 31, 2006, primarily as a result of deposit growth at the Bank's Irondequoit branch.

The Company completed its initial stock offering on August 10, 2007, issuing 1,785,000 shares of common stock, of which 838,950 shares, or 47.0%, were sold to the public and 946,050 shares, or 53.0%, were issued to FSB Community Bankshares, MHC, the Company's parent mutual holding company. Net proceeds from the offering were approximately $7.5 million.

The credit quality of the Bank's loan portfolio remains solid. The Bank continues not to be involved in, and has no exposure to, sub-prime lending activities. The Bank ended the year with gross loans of $124.2 million, with only one non-performing loan for $63,000.

The Company is a federally chartered corporation. The Bank, the wholly owned subsidiary of the Company, conducts business from its main office in Fairport, New York and two branches located in Penfield, New York and Irondequoit, New York. The Bank's principal business consists of originating one- to four- family residential real estate mortgages, loans and home equity lines of credit and to a lesser extent originations of commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


                             Selected Balance Sheets
                     December 31, 2007 and December 31, 2006
                  (Dollars in thousands, except per share data)

                                                                                        (Unaudited)
---------------------------------------------------------------------------------------------------------------------
                                                                               December 31,           December 31,
                                  Assets                                          2007                    2006
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Assets                                                                           $167,630                $153,339
---------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                           9,444                   2,698
---------------------------------------------------------------------------------------------------------------------
Investment Securities                                                              28,794                  24,795
---------------------------------------------------------------------------------------------------------------------
Net Loans Receivable                                                              124,326                 121,137
---------------------------------------------------------------------------------------------------------------------
Deposits                                                                          119,158                 108,580
---------------------------------------------------------------------------------------------------------------------
Short-term and long-term borrowings                                                25,581                  28,024
---------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                         20,149                  13,870
---------------------------------------------------------------------------------------------------------------------
Book value per share                                                             $  11.75                $  14.66
---------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                12.02%                   9.05%
---------------------------------------------------------------------------------------------------------------------


                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Statements of Operations
      Three Months and Years Ended December 31, 2007 and December 31, 2006
                  (Dollars in thousands except per share data)


                                                         (Unaudited)                          (Unaudited)

--------------------------------------------------------------------------------------------------------------------
                                                For the Three Months Ended            For the Year Months Ended
                                                        December 31,                          December 31,
--------------------------------------------------------------------------------------------------------------------
                                                    2007               2006              2007              2006
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Interest and Dividend Income                       2,284              2,107              8,815             8,093
--------------------------------------------------------------------------------------------------------------------
Interest Expense                                   1,410              1,240              5,369             4,421
--------------------------------------------------------------------------------------------------------------------
Net Interest Income                                  874                867             3,446              3,672
--------------------------------------------------------------------------------------------------------------------
Other Income                                         101                101               429                360
--------------------------------------------------------------------------------------------------------------------
Other Expense                                      1,026                917             4,312              3,688
--------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                    (51)                51              (437)               344
--------------------------------------------------------------------------------------------------------------------
Provision for Income Taxes                           (18)                 9              (156)               111
--------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                    (33)                42              (281)               233
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Basic earnings per common share                     (.02)               .04              (.22)               .25
--------------------------------------------------------------------------------------------------------------------
Basic average common shares outstanding            1,715                946             1,249                946
--------------------------------------------------------------------------------------------------------------------


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